Exhibit 99.1

Presidio Property Trust Issues Special Warrant Dividend;

Warrants to Trade Under Symbol “SQFTW”

SAN DIEGO, CA / ACCESSWIRE / January 24, 2022 / (NASDAQ:SQFT)(NASDAQ:SQFTP) (NASDAQ:SQFTW) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today announced that it has issued its dividend of warrants to purchase shares of the Company’s common stock, and further that the warrants will begin trading on the Nasdaq Capital Market under the symbol “SQFTW” on that date.

The Company has been advised that the NASDAQ Stock Market has established January 24, 2022 as the ex-dividend date for the dividend of the warrants. The warrant dividend is payable to those persons who held shares of common stock and existing outstanding warrants as of January 14, 2022 record date, or who acquired shares of common stock in the market following the record date, and who continue to hold such shares at the close of trading on January 21, 2022 (the date before the ex-dividend date.) Beginning on January 24, 2022, shares of common stock can be sold and the warrant retained.

The warrants and the shares of common stock issuable upon the exercise of the warrants have been registered on a registration statement on Form S-11 (File No. 333-260885) that was filed with the Securities and Exchange Commission and was declared effective on January 21, 2022.

The warrants give the holder the right to purchase one share of Presidio common stock at $7.00 per share, for a period of five years. Should shareholders not convert the warrants during that holding period, the warrants will automatically convert to 1/10 of a common share at expiration, rounded down to the nearest number of whole shares.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing a number of properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244

SOURCE: Presidio Property Trust